EXHIBIT 10.3


                           L E A S E   A G R E E M E N T

1. Parties        THIS LEASE, dated the 3rd day of November, 1997, between
                  AMERICAN WAY L.L.C., 4646 Poplar Avenue, Suite 245, Memphis,
                  Tennessee 38117, party of the first part, hereinafter called
                  Lessor, and NEW HORIZONS COMPUTER LEARNING CENTER OF MEMPHIS,
                  INC., party of the second part, hereinafter called Lessee.

2. Consideration  In consideration of rents, covenants and agreements
   & Premises     hereinafter reserved and contained on the part of Lessee to be observed and performed, Lessor leases to Lessee and Lessee rents from Lessor, those certain premises now erected at 4775
                  American Way [herein called "Property"] having approximately
                  27,473 square feet herein Called "Leased Premises".

                  The use and occupation by Lessee of the leased premises shall include the use in common with other entitled thereto of the common areas, employees' car parking areas, service roads, loading facilities, sidewalks, customer car parking areas and other facilities as may be designated from time to time by Lessor.

                  Lessee leases the leased premises for the sole purpose of use as a Computer Training Center.

3. Term TO HAVE AND TO HOLD the leased premises unto Lessee for a period of Ten (10) Years. Said period shall commence on April 15, 1998, and expire on April 14, 2008.

4. Base Lessee agrees to pay to Lessor at Lessor's designated address on the first day of every month during the term of this Lease, without demand AND WITHOUT ANY REDUCTION or set-off whatsoever, a fixed minimum base rent before escrows as stated below.

                  In the event any payment due from Tenant shall remain unpaid more than ten (10) days following the due date of such payment, in addition to any amounts payable hereunder, Tenant shall pay to Landlord as a late charge an amount equal to five (5%) percent of any past due amount.

                  MINIMUM GUARANTEED RENTAL - MONTHLY                 $20,319.33

                  INITIAL COMMON AREA MAINTENANCE-MONTHLY                 350.00

                  INITIAL INSURANCE ESCROW - MONTHLY                      200.00

                  INITIAL TAX ESCROW PAYMENT MONTHLY                    1,065.00
                                                                        --------

                  TOTAL MONTHLY PAYMENT                               $21,934.33

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                           L E A S E     A G R E E M E N T

5. Waiver of      Lessee hereby covenants to pay any and all sums designated
   Notice         rent without any demand or notice for payment of rent from
   and            Lessor, or his agent said demand or notice being expressly
   Demand         waived by Lessee.

6. Taxes          PROPERTY TAXES - Lessee shall be liable for all taxes levied
   & Insurance    against the personal property and trade fixtures Insurance placed by Lessee in the Demised Premises. If any such taxes are levied against Lessor or Lessor's PROPERTY and if Lessor elects to pay the same or if the assessed value of Lessor's property is increased by inclusion of personal property and trade fixtures placed by Lessee in the Demised Premises and Lessor elects to pay the taxes based on such increase, Lessee shall pay Lessor upon demand that part of such taxes for which Lessee is primarily liable hereunder.

                  Lessee agrees to pay its proportionate share of all taxes, assessments, and governmental charges of any kind and nature whatsoever [hereinafter collectively referred to as the "Taxes"], levied or assessed against the Property. During each month of the term of this lease, Lessee shall make a monthly escrow deposit with Lessor equal to 1/12th of its proportionate share of the Taxes on the Property which will be due and payable for that particular year. Lessee authorizes Lessor to use the funds deposited by him with the Lessor under this Article #7 to pay the Taxes levied or assessed against the Property. Each Tax Escrow Payment shall BE DUE AND payable at the same time in the same manner as the time and manner of the payment of Minimum Guaranteed Rental as provided herein. The AMOUNT OF THE INITIAL MONTHLY Tax Escrow payment is based upon the Lessee's proportionate share of the estimated taxes on the Property for year in question, and monthly Tax Escrow Payment is subject to increase or decrease as determined by Lessor to reflect an accurate escrow of Lessee's estimated proportionate share of the Taxes. The Tax Escrow Payment account of Lessee shall BE RECONCILED annually. If Lessee's total Tax Escrow Payments are less than Lessee's total prorata share of the Taxes on the Property, Lessee shall pay Lessor upon demand the difference; if the total Tax Escrow Payments are greater than Lessee's actual prorata share of the Taxes on the Property, Lessor shall retain such excess and credit it to the Lessee's Tax Escrow Account. Lessee's proportionate share of the Taxes on the Property shall he computed by multiplying the Taxes by a fraction, the numerator of which shall be the number of square feet of floor space in the Demised Premises and the denominator of which shall be the number of square feet of all stores in the Property.

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                           L E A S E     A G R E E M E N T

                  If Lessee should fail to pay any taxes, assessments or governmental charges required to be paid by Lessee hereunder, in addition to any other remedies provided herein, Lessor may, if it so elect, pay such taxes/ assessments and governmental charges. Any sums paid by Lessor shall be deemed to be so much additional rental owing by Lessee to Lessor and due and payable upon demand as additional rental plus interest at the rate of ten [10%] percent per annum from the date of payment by Lessor until repaid by Lessee.

                  If at any time during the term of this lease, the present method of taxation shall be changed to that in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on real estate and the improvements thereon there shall be levied, assessed or imposed on Lessor a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charges, measured by or based, in whole or in part, upon such rents on the present or any future building or buildings on the Property, then all such taxes, assessments, levies, or charges, or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purposes hereof.

                  Lessee may, alone or along with any other Lessee of building at its or their sole cost and expense, in its or their own name(s) dispute and contest any "Taxes" by appropriate proceedings diligently conducted in good faith, but only after Lessee and all OTHER LESSEES, if any, joining with Lessee in such contest have deposited with Lessor the amount so contested and unpaid, or their proportionate share thereof as the case may be, which shall be held by Lessor without obligation for interest until the termination of the proceedings, at which time the amount(s) deposited shall be applied by Lessor toward the payment of the items held valid (plus any COURT COSTS, INTEREST, PENALTIES AND OTHER liabilities associated with the proceedings), and Lessee's share of any excess shall be returned to Lessee. Lessee further agrees to pay to Lessor upon demand Lessee's share (as among all Lessees who participated in the contest) of all court costs, interest, penalties and other liabilities relating to such proceedings. Lessee hereby Indemnifies and agrees to hold harmless, Lessor from and against any cost, damage or expense (including attorney fees) in connection with any such proceedings.

                  Any payment to be made pursuant to this Article with respect to the real estate tax year in which this lease commences or terminates shall bear the same ratio to

                                       -3-
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                           L E A S E     A G R E E M E N T

                  the payment which would be required to be made for the full tax year as that part of such tax year covered by the term of this lease bears to a full tax year.

                  INSURANCE - Lessee agrees to pay its proportionate share of Lessor's cost of carrying fire and extended coverage insurance on the Property. During each month of the term of this lease, Lessee shall make a monthly escrow deposit with the Lessor equal to 1/12th of its proportionate share of the Insurance on the Property which will be due and payable for the particular year. Lessee authorizes Lessor to use the funds deposited by him with Lessor under this Article 7, to pay cost of such Insurance. Each Insurance Escrow payment shall be due and payable at the same time and manner of the payment of Guaranteed Rental as provided herein. The amount of the initial monthly Insurance Escrow Payment will be that amount set out in Article 4 above. The initial monthly Insurance Escrow Payment is based upon Lessee's proportionate share of the estimated Insurance on the Property for the year in question, and the monthly Insurance Escrow Payment is subject to increase or decrease as determined by Lessor to reflect an accurate monthly escrow of Lessee's estimated proportionate share of the Insurance. The Insurance Escrow Payment Account of Lessee shall be reconciled annually. If the Lessee's total Insurance Escrow Payments are less than Lessee's actual prorata share of the Insurance on the Property, Lessee shall pay to Lessor upon demand the difference; if the total Insurance Escrow Payments by Lessee are more than Lessee's actual prorata share of the insurance on the Property, Lessor shall retain such excess and credit it to Lessee's Insurance Escrow Payment account. Lessee's proportionate share of the cost of Insurance on the Property shall be computed by multiplying the cost of Insurance by a fraction, the numerator of which shall be the number of square FEET OF FLOOR SPACE IN THE DEMISED Premises and the denominator of which shall be the number of square feet of all stores in the Property.

7. Addi-          The Lessee shall pay as additional rent any money required to
   tional         be paid under this lease whether or not the same be designated
   Rents          "additional rent". If such amounts or charges are not paid at the time provided in this ease, nevertheless, if not paid when due, be collectible as additional rent with the next year installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time

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                           L E A S E     A G R E E M E N T

                  the same becomes due and payable hereunder or limit any other remedy of the Lessor.

8. Proof of       The Burden of proof of payment of rent in case of controversy
   Payment        shall be upon the Lessee

9. Security       Lessee, contemporaneously with the execution of thislease, has
   Deposit        deposited with Lessor a sum equal to one month's rent, receipt of which is hereby acknowledged by Lessor. Said deposit shall be held by Lessor, without liability for interest, as security for the faithful performance by Lessee of all the terms, covenants-, and conditions of this lease by said Lessee to be kept and performed during the term hereof. If at any time during the term of this lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Lessee to Lessor hereunder shall be overdue and unpaid then
                  Lessor may, at the option of the Lessor (but Lessor shall not be required to), appropriate and apply any portion of said deposit to the payment of any such overdue rent or other sum.
                  Should Lessee comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Lessee to Lessor hereunder, the said deposit shall be in full to Lessee at the end of this lease, or upon the earlier termination of this lease.

10. Subordi-      Lessor shall have the right at any time and from time to,time
    nation        during the term of this Lease, as security for any
    Non-Dis-      indebtedness owed by Lessor, to create an encumbrance against
    turbance      its estate in the Premises OR ANY PARTY THEREOF; and provided,
    and           however, Lessor shall have first delivered to a written
    Attornment    Non-Disturbance and Attornment Agreement containing the
                  following:

                  a) Lessee's right to possession of the Premises pursuant to all the terms and provisions of this Lease shall not be disturbed if Lessee is not in default hereunder and so long as Lessee shall pay the rent and observe and perform all the provisions of this lease;

                  b) Should any beneficiary become the owner of the property so encumbered or should said property be sold by reason of foreclosure, Trustee's sale or other proceedings brought to enforce said encumbrance, or should said property be transferred by Deed in Lieu of Foreclosure, this Lease shall continue in full force and effect as a direct Lease between the then owner of the property

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                           L E A S E     A G R E E M E N T

                  and Lessee upon the subject to all the terms, covenants and conditions of this Lease for the balance of the term of lease then remaining.

                  An express condition precedent to this Lease shall be the delivery of said Nondisturbance Agreement, in the event the premises or any estate therein owned by the Lessor is or has been encumbered prior to the execution of this Lease.

11. Control of    All parking areas, driveways, entrances and exits there to and
    Common        other facilities furnished by Lessor in or near the Property,
    Areas         including employee parking areas, truck ways, loading docks, garbage pickup stations, pedestrian sidewalks, landscape areas, and other improvements provided by Lessor for general use, in common of Lessee, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Lessor. Lessor shall have both the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all common areas mentioned and the right to construct or remove facilities thereon; to police the same; and from time to time change the area, level, location and arrangement of parking areas and-other facilities hereinabove referred to; restrict parking by Lessee, their officers, agents and employees to employee parking areas designated from time to-time by Lessor.
                  Lessee WILL BE OBLIGATED TO ENFORCE forthwith the parking restrictions imposed by Lessor and as a further part of its obligation, Lessee agrees to furnish Lessor with the automobile license numbers of its employees within fifteen
                  (15) days after being requested by the Lessor for such numbers.

                  All common areas and facilities not within the leased premises, which Lessee may be permitted to use and occupy, are under a revocable license, and if the amount of such areas be diminished, Lessor shall not be subject to any liability nor shall Lessee be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

                  The boundaries and location of the leased premises are outlined on the site plan of the Property, which is deemed to represent 48% of the Property space for purposes of determining Lessee's share of the Center's costs under this lease.

                                       -6-
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                           L E A S E     A G R E E M E N T

12. Cost of       In each lease year, Lessee will pay to Lessor, in addition to
    Mainte-       the rental specified - hereinabove, as further additional
    nance on      rent, subject to the limitation hereinafter set forth, a
    Common        proportion of that portion of Shopping operating costs
    Areas         incurred by Lessor, based upon the ratio of the square feet of to the total square feet of all the building space owned by Lessor in the Property. For the purpose of this paragraph, the "operating expenses or costs" means the total cost and expenses incurred by Lessor in operating and maintaining the common facilities, actually used or available for use by Lessee, excluding only items of expense commonly known as designated as carrying charges but specifically including, without limitation, gardening and landscaping, the cost of public liability and property damage insurance, repairs, line painting, lighting, sanitary control, removal of snow, trash, rubbish, garbage and other refuse, depreciation on machinery and equipment-used in such maintenance, the cost of personnel to implement such services, to direct parking, and to police the common facilities. "Common Facilities" means all areas, space, equipment and special services provided by Lessor for the common or joint use and benefit of the occupants of the Property, their employees, agents, servants, customers and other Invitees, including without limitation parking areas, access roads, driveways, retaining walls, landscaped areas, truck service ways or tunnels, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, comfort and first aide stations, washrooms, parcel pick up stations, canopies, utilities, sprinkler hydrant charges, and hanging baskets or FLOWER BOXES WITH plants. The additional rent provided herein shall be computed annually. Lessee shall pay 1/12th of his/her proportionate share of the Common Area Maintenance monthly into the Common Area Escrow ACCOUNT. Each escrow payment shall be due and payable at the same time and manner of the payment of Guaranteed Rental as provided herein. The escrow payment is estimated on Lessee's proportionate share of the Common Area
                  Maintenance and is subject to increase or decrease as determined by Lessor to reflect an accurate monthly escrow of Lessee's estimated proportionate share of the actual prorata share of the Common Area Maintenance. If the Lessee's total
                  C.A.M. Escrow Payments are less than Lessee's actual prorata share of the Common Area Maintenance, Lessor shall invoice
                  Lessee the difference which shall be paid promptly; if the total Common Area Maintenance Escrow Payments are more than
                  Lessee's proportionate share of the cost of C.A.M. on the Property, Lessor shall retain such excess and credit it to the Lessee's Escrow Payment Account.

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                           L E A S E     A G R E E M E N T

13. Improve-      All improvements, additions and repairs made to the premises
    ments &       and building during the term of this lease shall at the
    Fixtures      expiration of same become the property of the Lessor, his
                  heirs or assigns, without cost to Lessor; it is agreed, however, that all Trade Fixtures, installed by Lessee, shall remain the property of the Lessee, and that such Trade
                  Fixtures will be removed at the expiration of this lease, provided this lease be not then in default, and provided any damage caused by such removal shall be repaired by the Lessee at his own expense and the premises left in good condition.

14. Signs,        All signs, both temporary and permanent shall be approved by
    Awnings       Lessor. All signs must conform to the other signs on Property.
    & Canopies

15. Maintenance   Lessee shall at all times keep the leased premises and all
    of Leased     show moldinqs), all partitions, doors, fixtures, equipment,
    Premises      and Premises appurtenances thereof (including electrical,
                  lighting, roof, plumbing, and any air conditioning and heating systems) in good working order (including reasonably periodic painting as determined by Lessor). Damage by unavoidable casualty excepted, except for structural portions of the premises, which shall be maintained by Lessor, but if Lessor is required to make repairs to structural portions by reason of Lessee's negligent acts or omission to act, Lessor may add the cost of such repairs to the rent which shall thereafter become due. Lessee is responsible for termite and pest control as necessary. If Lessee refuses or neglects to repair or maintain property as required hereunder and to the reasonable satisfaction of Lessor as soon as reasonably possible after written demand, Lessor may make such repair without liability to the Lessee for any loss or damage that may accrue to Lessee's merchandise, fixtures, or other property or to Lessee's business by reason thereof, and upon completion thereof, Lessee shall pay Lessor's costs for making such repairs plus twenty percent (20%) overhead, upon presentation of bill thereof, as additional rent.

16. Environ       Lessor covenants that all handling, transportation, storage,
    mental        treatment and usage of asbestos, PCB transformers and
    Matters       hazardous, toxic and contaminated substances which are
                  regulated by federal, state or local laws and ordinances or other rules and regulations promulgated pursuant thereto
                  (collectively, "Hazardous Materials") by Lessor, its agents, employees or contractors that may occur on the Premises shall throughout the term of Lease be in compliance with all applicable federal, state and local laws, rules, regulations

                                       -8-
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                           L E A S E     A G R E E M E N T

                  and ordinances. Lessor further covenants that no leak, spill, discharge, emission or disposal of Hazardous Materials will occur during the term of Lease on the Premises and that the soil, groundwater, soil vapor on and under the Premises, and all improvements located thereon, will continue during the term of Lease to be free of all Hazardous Materials. Subject to the limitations contained herein, Lessor agrees to indemnify, defend and hold Lessee and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorney's fees through the trial, appellate and administrative levels, consultants fees, and expert fees which arise during or after the term of Lease in connection with the presence or suspected presence of Hazardous materials in the soil, groundwater, or soil vapor on or under the Premises, and/or in any improvements located thereon, unless such Hazardous Materials are present as the result of the negligence or willful misconduct of Tenant, its officers, employees or agents. Without limiting the generality of the foregoing, this indemnification does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by a federal, state or local governmental agency or political subdivision because of the presence or suspected presence of Hazardous Materials in the soil, groundwater or soil vapor on or under the Premises, and any improvements located thereon, unless the Hazardous Materials are present solely as the result of the negligence or willful misconduct of Lessee, its officers, agents or employees. Without limiting the generality of the foregoing, this indemnification shall also specifically cover costs in connection with:

                  a) Hazardous Materials that migrate, flow, percolate, diffuse or in any way move onto or under the Premises after date hereof; or

                  b) Hazardous Materials present on or under the Premises as a result of any discharge, dumping, spilling (accidental or otherwise) onto the Premises during or after the term of Lease by any person or entity.

                  Lessee covenants that no asbestos or other Hazardous Materials will be introduced onto the Premises through the actions of Lessee without prior written approval of Lessor. Lessee further covenants that all handling,

                                       -9-
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                           L E A S E     A G R E E M E N T

                  transportation, storage, treatment and usage of Hazardous Materials by Lessee, its agents, employees or contractors that may occur on the premises, after approval by lessor, shall throughout the period from the date possession of the Premises is delivered to Lessee through the end of the term of Lease and any renewal, be in compliance with all applicable federal, state and local laws, rules, regulations and ordinances. Lessee agrees to indemnify, defend and hold Lessor and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorney's fees through the trial, appellate and administrative levels, consultant fees, and expert fees which arise during or after the term of Lease in connection with any violation by Lessee of the covenants contained herein. Without limiting the generality of the foregoing, this indemnification does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by a federal, state or local governmental agency or political subdivision because of the presence of Hazardous Materials in the soil, groundwater or soil vapor on or under the Premises, and any improvements located thereon caused by any violation by Lessee of the covenants contained herein.

17. Liability     Lessee shall, during the entire term hereof, keep in full
    Insurance     force and effect a policy of public liability and property damage insurance with respect to the leased premises, and the business operated by Lessee AND ANY subtenants of Lessee in the leased premises in which the limits of public liability shall not be less than $500,000 per person and $1,000,000 per accident and in which the property damage liability shall be not less than $100,000. The policy shall name Lessor, any person, firms or corporation designated by Lessor, and Lessee as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Lessor ten (10) days prior written notice.

18. Increased     Lessee agrees not to allow anything upon the premises or
    Premium       suffer to be done anything which may render invalid or cause
    Fire          an increase in any policy of insurance which Lessor may now or
    Insurance     hereafter have upon said building


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                           L E A S E     A G R E E M E N T

19. Indemni-      Lessee will indemnify Lessor and save him harmless from and
    fication      against any and all claims, action, damages, liability and
    of the        expense in connection with loss of life, personal injury
    Lessor        and/or damage to property 'arising from or out of any
                  occurrence in, upon or at the leased premises or the occupancy or use by Lessee of the leased premises or any part thereof or occasioned wholly or in part by any act or omission of Lessee, it agents, contractors, employees, servants, lessees or concessionaires. In case Lessor shall, except where Lessor is negligent, be made a party to any litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Lessor in connection with such litigation.Lessee shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Lessor in enforcing the covenants and agreements of this lease.

20. Utilities     All heat, water, electric current, gas, garbage or special fees, metering charges, or other utilities or charges for the use of the leased premises are to be paid by Lessee.


21. Default       In the event of any failure of Lessee to pay any rental due
    by Lessee     hereunder within ten (10) days after the same shall be due or any failure to perform any other of the terms, conditions, or covenants of this lease to be observed or performed by Lessee for more than thirty (30) days after written notice of such default shall have been given to Lessee, or if Lessee or an agent of Lessee shall falsify any report required to be furnished to Lessor pursuant to the terms of this lease, or if Lessee or any guarantor of this lease shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against Lessee or any guarantor of this Lease in any court pursuant to any statute either of the United States or any State, a petition in bankruptcy or insolvency or for all or a portion of Lessee's or any such guarantor's property, or if Lessee or any such guarantor makes an assignment for the benefit of creditors, or petition for or enters into an agreement, or if Lessee shall abandon said premises, or suffer this lease to be taken under any writ of execution, then
                  Lessor besides other rights or remedies or may have, shall have the immediate right or re-entry and the right to change locks and prohibit entry to all others and may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty others and may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage


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                           L E A S E     A G R E E M E N T

                  which may be occasioned thereby. Moreover, upon the occurrences of any of the events heretofore cited, Lessor may, at his option, terminate this lease immediately upon written notice to Lessee, and thereupon, Lessor shall be entitled to exercise all rights and remedies of Lessor under this lease.

22. Right to      The right of the Lessor to terminate this lease as set forth
    terminate     above shall not be exclusive of such other rights that the
    not           Lessor has or causes of action that may accrue to the Lessor
    Exclusive     because of the Lessee's failure to fulfill, perform or observe the obligations, agreements or COVENANTS OF his lease, and the exercise or pursuit by the Lessor the rights or causes of action accruing hereunder shall not be an exhaustion of such other rights or causes of action that the Lessor might otherwise have.

23. Legal         In the event of any court action between Lessor and Lessee or
    Expenses      a Sublessee to enforce any of the provisions or rights
                  hereunder, the prevailing party shall be entitled to recover from the other all costs and expenses, including reasonable attorney's fees, in such amount as the court may determine.

24. Good          Lessee, upon request of any part in interest, shall execute
    Standing      promptly such good standing or estoppel certificates
    Certificates  certifying to Lessor's compliance with the lease as shall be requested by Lessor. Lessee's failure to do so within fourteen
                  (14) days, or to unreasonably withhold such certificates, shall entitle Lessor on ten (10) days' notice of its intention to terminate the lease unless such certificate is deliveredwithin that period.

25. Loss of       Lessee agrees to carry plate glass insurance and to promptly
    Damage        replace at its own expense any broken or cracked glass in the
    to Lessee's   leased premises, however caused.
    Property;
    Plate Glass

26. Lien on       A first liem is hereby expessly reserved by the Lessor and
    Leasehold     granted by the Lessee upon the terms and upon all interest of the Lessee in this leasehold for the payment of rent and also for the satisfaction of any cause of action which may accrue to the Lessor by the provisions of this instrument. A first lien is also expressly reserved by the Lessor and granted by the Lessee upon all improvements and trade fixtures erected or put in place or that may be erected or put in place upon the premises by or through the Lessee or other


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                           L E A S E     A G R E E M E N T

                  occupants for the payment of rent and also for the satisfaction of any causes of action which may accrue to the Lessor by the provisions of this instrument. To enforce and protect its rights, Lessor shall at all times have the right of entry into the premises and the right to change locks and prohibit entry from any person until his/her rental is paid.

27. Quiet         The Lessor hereby covenants that if Lessee shall keep and
    Possession    perform all of the covenants of this lease on the part of
                  Lessee to be performed, Lessor will give to Lessee the quiet, peaceful and uninterrupted possession of the said premises.

28. Altera-       Lessee covenants not to make any changes, alterations or
    tions         additions about the said building or premises without first obtaining the written consent of the Lessor and in no event to do anything that shall weaken the building or structure now in or that may hereafter be erected on the premises.

29. Delivery      Upon the expiration of the terms of this lease, Lessee at end
    at end of     of covenants to deliver unto the Lessor the possession of
    Lease         Lease said building, lot and premises, cleared of all persons, goods, and things not properly belonging to the same, in as good order and condition as the same were received, destruction or damage by fire, storm or other casualty and ordinary wear and tear excepted, and no demand for such delivery shall be necessary.

30. Right of      The Lessor reserves the right during the term of this lease to
    Entry         enter said premises at reasonable hours to show the same to other persons who may be interested in renting or buying the property-, and- for the purpose of inspecting the premises and to make such repairs as Lessor may deem necessary for the protection and preservation of the said building and premises;
                  but Lessor is not bound to make any repairs whatever except as otherwise provided herein, nor to be held liable for any damage in consequence of leak, or for the stoppage of water, sewer, gas, or drain pipes by reason of any other cause or obstruction, not for any other defects about the building and premises, Lessee having examined the same and being satisfied therewith, but should such leaks, obstructions, freezing, stoppages or other defects about the building and premises, occur during the term of this lease or while the Lessee is occupying the premises, then the Lessee shall remedy the same promptly at the Lessee's expense unless the Lessor by written agreement undertakes to do the same.


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                           L E A S E     A G R E E M E N T

31. Sub-          The Lessee may not assign its interest in this lease nor
    letting       sublet the demised premises or any part thereof without
                  written consent of Lessor, provided that such consent shall not be unreasonably withheld, and provided further that under no circumstances will Lessee be relieved of its prior liability under the terms and provisions hereof.

                  In the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease plus any bonus or other consideration therefore or incident thereto) exceeds the rental payable under this lease, or if with respect to a permitted assignment, permitted license or other transfer to Lessee by Lessor, the consideration payable to Lessee by the assignee, licensee, or other transferee exceeds the rental payable under this lease, then Lessee shall be bound and obligated to pay Lessor all such excess rental and other excess consideration within ten (10) days following receipt thereof by Lessee from such sublessee, licensee, or other transferee, as the case may be.

32. Destruc-      Should the building upon the demised premises be totally
    tion by       destroyed by fire or other cause, or so damaged that
    Fire, Etc.    rebuilding or repairs cannot be completed within one hundred eighty (180) days from date of fire, or other cause of damage, this lease shall terminate and the Lessee shall be allowed an abatement of rent from the date of such damage or destruction and all rent falling due subsequently shall be cancelled.
                  However, if the damage is such that rebuilding or repairs can be completed within one hundred eighty (180) days, Lessor covenants and agrees to make such repairs within reasonable promptness and dispatch and to allow Lessee an abatement in the rent for such time as the building is untenable, and the Lessee covenants and agrees that the terms of this leaseshall not be otherwise affected.

33. Renewal       No renewal, modification or extension of this lease is binding
    or            unless it is in writing and signed by both Lessor and Lessee,
    holding       and in the event no renewal is entered into, Lessee shall
    over          remain on a month-to-month basis for a period of no longer than three (3) months on the same terms and conditions subject to cancellation by either party upon one month's written notice.

34. Waiver        It is hereby covenanted and agreed that no waiver of any of
    of Breach     the covenants of this lease shall be construed to be a waiver of any succeeding breach of the same or any other covenant.


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                           L E A S E     A G R E E M E N T

35. Covenants     It is hereby covenanted and agreed between the parties hereto
    Run to        that all covenants, conditions, agreements, and undertakings
    Heirs, etc.   in this lease contained shall extend to and be binding on the respective heirs, executors, administrators, successors and assigns of the respective parties hereto the same as if they were in every case named and expressed; also that the terms
                  "Lessor and Lessee" shall be construed in the singular or plural number according as they respectively represent one or more than one person.

36. Accord &      No payment by Lessee or receipt by Lessor of a lesser amount
    Satisfac-     than the monthly rent herein stipulated shall be deemed to be
    tion          other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompany any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in this lease provided.

37. Notice        Any notice, demand, request or other instrument which may be or are required to be given under this lease shall be delivered in person or sent by United States certified mail, postage prepaid, and shall be addressed to Lessor at 4646
                  Poplar Avenue, Suite 245, Memphis, Tennessee 38117, or at such other address as Lessor may designate by written notice and to the Lessee at 4775 American Way, Memphis, Tennessee 38118.

38. Rules         Lessee agrees to abide by the Rules and Regulations applicable
    &             to the lease premises throughout the term of the lease.
    Regula-
    tions

39. Entire        It is expressly understood and agreed by and between the
    Agreement     parties hereto that this lease and any riders attached hereto forming part hereof set forth all the promises, agreements, conditions and understanding between Lessor or his agent and Lessee relative to the leased premises, and that there are no other promises, agreements, conditions, or understanding, either oral or written, between them other than are herein set forth. It is further understood and agreed that no subsequent alteration, amendment, change or addition to this lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them and direct reference therein made a part hereof.

                  IN TESTIMONY WHEREOF, the above named Lessor and the above named Lessee have executed this and one other original instrument of identical tenor and date, on the

                           L E A S E     A G R E E M E N T

                  day and year set forth in paragraph 1 of this lease.

                  This lease must be signed and returned no later than ten (10) days from date shown on this lease or this lease shall become null and void.

                                             AMERICAN WAY L.L.C.




                                             Robert Hussey, III LESSOR
                                             Chief Manager

                                             NEW HORIZONS COMPUTER LEARNG
                                             CENTER OF MEMPHIS, INC.




                                             David L. Weinstein LESSEE
                                             President


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